SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                       Date of Report: November 1, 2000


                              Sonoma Valley Bancorp



  California                                               68-0454068
---------------                ------------            ------------------
(State or other                (Commission             (I.R.S. Employer
Jurisdiction of                File Number)            Identification No.)
Incorporation)



                 202 West Napa Street, Sonoma, California     95476
                 -----------------------------------------------------
               (Address of principal executive offices)     (Zip Code)


       Registrant's telephone number, including area code: (707) 953-3200


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Item 5. Other Events

Formation of Single Bank Holding Company

     Sonoma Valley Bank's ("Bank") shareholders approved the Agreement and Plan of Reorganization in furtherance of the Bank's plan to form a single-bank holding company as part of its future strategic planning. The Bank obtained all required consents and permits to effect the reorganization, and effective at the close of business on October 31, 2000, the reorganization was consummated upon filing of the certificate of merger with the California Secretary of State. Following the reorganization, Sonoma Valley Bank owned 100% of the outstanding shares of Bank.

     Following the reorganization, each shareholder of the Bank became a shareholder of Sonoma Valley Bancorp, and all future stock certificates issued will be in the name of Sonoma Valley Bancorp. Also, effective at the opening of the market on November 1, 2000, Sonoma Valley Bancorp began trading on the OTC Bulletin Board under the new symbol "SBNK".

     Sonoma Valley Bancorp will begin filing current and periodic reports with the Securities and Exchange Commission, and quarterly and annual reports will be reported on a consolidated basis. In the future, you may review a copy of Sonoma Valley Bancorp's current and periodic reports at the Securities and Exchange Commission's public reference room, and at the Securities and Exchange Commission's regional offices located in Chicago, Illinois and New York, New York. Please call the Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms. Sonoma Valley Bancorp's filings can also be reviewed by accessing the Commission's website at http://www.sec.gov.

     The Bank previously filed current and periodic reports pursuant to the Securities Exchange Act of 1934 with the Federal Deposit Insurance Corporation ("FDIC"), and you can obtain a copy of those filings by contacting the FDIC or by contacting the Bank at (707) 935-3200; attention: Janice Freidig.



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                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                                   Sonoma Valley Bancorp



Dated: November 9, 2000                           /s/ MEL SWITZER, JR.
                                                      ------------------------
                                                      Mel Switzer,Jr. President